Exhibit 99.2

eHealth, Inc. Announces Preliminary Results for the Fourth Quarter and Fiscal Year 2017

eHealth, Inc. (Nasdaq: EHTH), a leading private online health insurance exchange in the United States, today announced preliminary financial results and select key operating metrics for the fourth quarter and fiscal year ended December 31, 2017.
Revenue for the fourth quarter of 2017 is expected to be in the range of $39 million to $40 million. GAAP net loss for the fourth quarter of 2017 is expected to be in the range of $(23.5) million to $(22.5) million. Adjusted EBITDA for the fourth quarter of 2017 is expected to be in the range of $(19.3) million to $(18.3) million.

For the year ended December 31, 2017 eHealth anticipates revenue to be in the range of $172.5 to $173.5 million as compared to the company’s guidance of $165 to $175 million. eHealth anticipates GAAP net loss for the year ended December 31, 2017 to be in the range of $(28.0) million to $(27.0) million as compared to the company’s guidance of $(29.8) to $(27.8) million. eHealth anticipates Adjusted EBITDA for the year ended December 31, 2017 to be in the range of $(15.5) million to $(14.5) million as compared to the company’s guidance of ($16.1) million to ($14.1) million.

	Q4 2017		Fiscal Year 2017
In millions
GAAP net loss	$(23.5)	$(22.5)	$(28.0)	$(27.0)
Stock-based compensation expense	2.8	2.8	9.7	9.7
Depreciation and amortization expense	0.6	0.6	2.8	2.8
Acquisition costs	0.6	0.6	0.6	0.6
Amortization of intangible assets	0.2	0.2	1.0	1.0
Other income (expense), net	(0.1)	(0.1)	(0.3)	(0.3)
Provision (benefit) for income taxes	0.1	0.1	(1.3)	(1.3)
Adjusted EBITDA(a)	$(19.3)	$(18.3)	$(15.5)	$(14.5)

(a) Adjusted EBITDA is calculated by adding stock-based compensation expense, depreciation and amortization expense, acquisition costs, amortization of intangible assets, other income (expense), net and provision (benefit) for income taxes to GAAP net loss.

Submitted applications for all Medicare products grew 16% during the fourth quarter of 2017 compared to the fourth quarter a year ago. For the full year 2017 submitted Medicare applications grew 10% compared to 2016.

Submitted applications for individual and family plan (IFP) products declined 23% during the fourth quarter of 2017 compared to the fourth quarter a year ago. For the full year 2017 submitted IFP applications declined 51% compared to 2016. The decline in IFP submitted applications was partially offset through eHealth’s strategy of offering non-ACA compliant packages of health insurance benefits to address a broader spectrum of consumer needs and income levels. During the fourth quarter of 2017 there were approximately 7,200 submitted applications for packages.

“We are pleased with our financial performance during the quarter and for the full year 2017,” commented Scott Flanders, chief executive officer of eHealth. “A return to financial and operating discipline under the new leadership team has been an important goal for the company as we have worked to transform the business during this transition year for eHealth. In the important Medicare business unit, we posted 17% application growth in the second half of the year, but fell short of our targets for annual application growth in the ‘high teens.’ Our strategy of focusing on strategic partnerships in addition to traditional marketing efforts has resulted in meaningful progress in driving growth on a more attractive cost basis, but the slower than expected roll-out of selected partner relationships relative to plan caused us to fall short of our submitted application objectives for the year.”

The individual and family market remained challenged during the Open Enrollment Period occurring during the fourth quarter”, continued Flanders.  “We saw an increase in submitted applications for qualified health plans compared to the fourth quarter of 2016, driven in part by the new Centers for Medicare and Medicaid Services enrollment framework that allowed us to enroll subsidy-eligible customers into qualified health plans through the Federal exchange without the customers having to leave our website.  At the same time, we experienced a decline in non-subsidized plan applications as a result of premium inflation and lack of inventory across the market, among other factors.”

These preliminary, unaudited results are based on management's initial review of operations for the quarter ended December 31, 2017, and remain subject to change based on management's ongoing review of the fourth-quarter results.  eHealth anticipates providing its full financial and operating results for 2017, as well as financial guidance for 2018 and an update on its adoption of the new ASC 606 revenue recognition standard, on or about March 1, 2018.

eHealth's preliminary results for the fourth quarter and full year ended December 31, 2017 are based on information available as of January 16, 2018. These expectations are forward-looking statements and eHealth assumes no obligation to update these statements. Results may be materially different and are affected by the risk factors and uncertainties identified in this release and in eHealth’s annual and quarterly filings with the Securities and Exchange Commission.

About eHealth, Inc.

eHealth, Inc. (NASDAQ: EHTH) operates eHealth.com, a leading private online health insurance exchange where individuals, families and small businesses can compare health insurance products from leading insurers side by side and purchase and enroll in coverage online and over the phone. eHealth offers thousands of individual, family and small business health plans underwritten by many of the nation's leading health insurance companies. eHealth (through its subsidiaries) is licensed to sell health insurance in all 50 states and the District of Columbia. eHealth also offers educational resources, exceptional telephonic support, and powerful online and pharmacy-based tools to help Medicare beneficiaries navigate Medicare health insurance options, choose the right plan and enroll in select plans online through PlanPrescriber.com (www.PlanPrescriber.com), eHealthMedicare.com (www.eHealthMedicare.com) and Medicare.com (www.Medicare.com).

Non-GAAP Financial Information

This press release includes financial measures that are not in accordance with generally accepted accounting principles in the United States (GAAP), including Adjusted EBITDA. Adjusted EBITDA is calculated by adding stock-based compensation expense, depreciation and amortization expense, acquisition costs, amortization of intangible assets, other income (expense), net and provision (benefit) for income taxes to GAAP net income (loss).

eHealth believes that the presentation of these non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to eHealth’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with eHealth’s past financial reports. Management also believes that the items described above provides an additional measure of eHealth’s operating results and facilitates comparisons of eHealth’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate eHealth’s ongoing operations. eHealth believes that these non-GAAP financial measures are useful to investors in their assessment of eHealth’s operating performance.

Adjusted EBITDA is not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the revenue and costs associated with the operations of eHealth’s business and do not reflect income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. eHealth expects to continue to incur the stock-based compensation costs and purchased intangible asset amortization costs described above, and exclusion of these costs, and their related income tax benefits, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. eHealth compensates for these limitations by prominently disclosing GAAP net loss and providing investors with reconciliations from eHealth’s GAAP operating results to the related non-GAAP financial measures for the relevant periods.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statement regarding our expected revenue, Adjusted EBITDA and GAAP net loss for the fourth quarter of 2017, our anticipated revenue, Adjusted EBITDA and GAAP net loss for the year ended December 31, 2017, submitted applications for Medicare products and IFP products for the fourth quarter and year ended December 31, 2017, our strategy of offering non-ACA compliant packages of health insurance benefits, our goals to return to financial and operating discipline, our target annual application growth of our Medicare business, our strategy of focusing on strategic partnerships in addition to traditional marketing efforts, our performance relative to plan, progress in driving growth on a more attractive cost basis, and our expectations to provide full financial and operating results for 2017 and guidance for 2018 in February 2018. These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made, including risks associated with the impact of healthcare reform; our ability to retain existing members and enroll a large number of new members during the annual healthcare reform open enrollment period and Medicare annual enrollment period; the impact of annual enrollment period for the purchase of individual and family health insurance and its timing on our recognition of revenue; our ability to sell qualified health insurance plans to subsidy-eligible individuals and to enroll subsidy eligible individuals through government-run health insurance exchanges without users leaving our website for the upcoming open enrollment period; our health insurance benefit packages' ability to meet individual customer's specific health insurance and price needs; our ability to comply with CMS guidance and impact on conversion rates as a result of the federal exchange changes to enrollment; competition, including competition from government-run health insurance exchanges; seasonality of our business and the fluctuation of our operating results; our ability to retain existing members and limit member turnover; changes in consumer behaviors and their selection of individual and family health insurance products, including the selection of products for which we receive lower commissions; a reduction of product offerings among carriers and the resulting impact on our commission revenue; carriers exiting the market of selling individual and family health insurance and the resulting impact on our supply and commission revenue; our ability to execute on our growth strategy in the Medicare and small business health insurance markets; the impact of increased health insurance costs on demand; our ability to timely receive and accurately predict the amount of commission payments from health insurance carriers; timing of commission payments from health insurance carriers; medical loss ratio requirements; delays in our receipt of items required to recognize Medicare revenue; changes in member conversion rates; our ability to accurately estimate membership; our relationships with health insurance carriers; customer concentration and consolidation of the health insurance industry; our success in marketing and selling health insurance plans and our unit cost of acquisition; our ability to hire, train and retain licensed health insurance agents and other employees; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare-related insurance products; costs of acquiring new members; scalability of the Medicare business; lack of membership growth and retention rates; consumers satisfaction of our service; changes in competitive landscape; our ability to attract and to convert online visitors into paying members; changes in products offered on our ecommerce platform; changes and reductions in commission rates; maintaining and enhancing our brand identity; our ability to derive desired benefits from investments in our business, including membership growth initiatives; dependence on acceptance of the Internet as a marketplace for the purchase and sale of health insurance; reliance on marketing partners; the impact of our direct-to-consumer television marketing efforts; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; dependence on our operations in China; changes in laws and regulations, including in connection with healthcare reform and/or with respect to the marketing and sale of Medicare plans; compliance with insurance and other laws and regulations; exposure to security risks; and the performance, reliability and availability of our ecommerce platform and underlying network infrastructure.  Other factors that could cause operating, financial and other results to differ are described in eHealth’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov. eHealth does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Investor Relations Contact:

Kate Sidorovich, CFA
Vice President Investor Relations
440 East Middlefield Road
Mountain View, CA 94043
(650) 210-3111
kate.sidorovich@ehealth.com
http://ir.ehealthinsurance.com